UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

ANIKA THERAPEUTICS, INC.

(Name of Registrant as Specified in Its Charter)

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☐	Fee paid previously with preliminary materials.

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SUPPLEMENT TO PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 8, 2022

On or about April 27, 2022, Anika Therapeutics, Inc. furnished or otherwise made available to stockholders a proxy statement describing the matters to be voted upon at our Annual Meeting of Stockholders, or the Annual Meeting, to be held at 9:00 a.m., Eastern time, on Wednesday, June 8, 2022. We refer to such proxy statement, as amended by a filing with the Securities and Exchange Commission on May 9, 2022, as the Proxy Statement. This Supplement revises and amends the Proxy Statement to decrease the number of shares of common stock requested to be reserved for use under our 2017 Omnibus Incentive Plan (as amended June 16, 2021) in Proposal 2 in the Proxy Statement. This Supplement should be read in conjunction with the Proxy Statement.

AMENDMENT TO PROPOSAL 2

AMENDMENT OF 2017 OMNIBUS INCENTIVE PLAN

At the Annual Meeting, stockholders are being asked, among other things, to vote on a proposal, identified in the Proxy Statement as Proposal 2, to approve an amendment to the plan. The Board of Directors had previously approved the amendment, subject to stockholder approval, of the plan to increase the number of shares of common stock reserved by 950,000, from 4,600,000 to 5,550,000. Additionally, the Board approved an amendment, subject to stockholder approval, to allow all shares authorized under the plan to be granted as incentive stock options. No other provisions of the plan were proposed to be amended.

On May 31, 2022, in order to facilitate stockholder approval of the proposed amendments to the plan, the Board approved revising the proposed amendment to the plan to reduce the proposed increase in the plan’s aggregate share limit from 950,000 shares to 250,000 shares, such that the limit on the number of shares of Anika’s common stock authorized for issuance under the plan will increase from 4,600,000 shares to 4,850,000 (rather than 5,550,000) shares. The Board’s revised approval continues to allow all shares authorized under the plan to be granted as incentive stock options.

Other than the changes described above, all other terms of the plan, as reflected in Proposal 2, will remain as described in the Proxy Statement. The foregoing summary of the amendment to the plan share limit is qualified in its entirety by reference to the amended text of Sections 4.1 and 4.3 of the plan, which is attached to this Supplement as Appendix A.

The proposed amendments to the plan, as described in Proposal 2 to the Proxy Statement as amended by this Supplement, will be presented to stockholders for their approval at the Annual Meeting. All references to the plan and the proposed amendments to the plan contained in the Proxy Statement and proxy card pertaining to the Annual Meeting shall be deemed to refer to the plan and the proposed amendments to the plan, as amended by this Supplement. Stockholders may access, view and download the Proxy Statement and this Supplement over the Internet at https://ir.anika.com/annual-meeting or www.proxyvote.com.

The following table is presented to supplement information provided in the Proxy Statement. The table summarizes information regarding awards outstanding and shares of our common stock remaining available for grant as of April 13, 2022 under all equity compensation plans:

Stock Options Outstanding	1,552,423
Weighted Average Exercise Price of Stock Options Outstanding	$36.50
Weighted Average Remaining Term of Stock Options Outstanding	8.6
Full Value Awards Outstanding (RSAs, RSUs and PSUs)	830,250
Shares Available for Grant under the Current Plan*	934,089
Shares Available for Grant under the 2021 Inducement Plan	54,905

* The plan will continue to employ a “fungible” plan design that assigns a higher cost to “full-value” awards (all awards other than stock options and stock appreciation rights) by reducing the share pool on a greater than one-for-one basis when full-value shares are granted. Consistent with the existing terms of the plan, we have maintained a fungible rate of 2.0 common shares per full-value award.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE AMENDMENT OF THE ANIKA THERAPEUTICS, INC. 2017 OMNIBUS INCENTIVE PLAN AS DESCRIBED IN THE PROXY STATEMENT, AS REVISED BY THIS SUPPLEMENT.

Voting Procedures

Your vote is important. If you have not already voted your shares, we encourage you to do so. If you have already voted your shares and do not wish to change your vote, no further action is necessary. If you wish to change your vote, you may revoke your proxy and change your vote by delivering a later-dated proxy or by voting at the Annual Meeting. The later-dated proxy may be delivered by telephone, internet or mail as set forth below and in the Proxy Statement. You may revoke your proxy and change your vote at a later date or time by:

•	submitting a properly executed proxy card with a later date, which proxy card is received prior to the date of the Annual Meeting;

•	signing and delivering a proxy card with a later date;

•	voting in person at the Annual Meeting; or

•	only in the event you submitted your vote by telephone or over the Internet, calling the toll-free telephone number (1-800-690-6903) or visiting the website provided on your proxy card (www.proxyvote.com) or Notice Regarding Internet Availability of Proxy Materials by 11:59 p.m., Eastern time, on June 7, 2022.

We thank you on behalf of the Board of Directors.

Appendix A

AMENDED ANIKA THERAPEUTICS, INC.

2017 EQUITY INCENTIVE PLAN

Amended Text of Section 4.1 and 4.3

4.	STOCK SUBJECT TO THE PLAN

4.1.	Authorized Number of Shares

Subject to adjustment under Section 15, the total number of Shares authorized to be awarded under the Plan shall not exceed 4,850,000 shares. The grant of any full value Award (i.e., an Award other than an Option or a SAR) shall be deemed, for purposes of determining the number of Shares available for issuance under this Section 4.1, as an Award of two (2) Shares for each Share actually subject to the Award. The grant of an Option or SAR shall be deemed, for purposes of determining the number of Shares available for issuance under this Section 4.1, as an Award for one (1) Share for each such Share actually subject to the Award. Any Shares returned to the Plan pursuant to Section 4.2 shall be returned to the reserved pool of Shares under the Plan in the same manner. In addition, Shares underlying any outstanding award granted under a Prior Plan that, following the Effective Date, expires, or is terminated, surrendered or forfeited for any reason without issuance of Shares shall be available for the grant of new Awards. As provided in Section 1, no new awards shall be granted under the Prior Plan following the Effective Date. Shares issued under the Plan may consist in whole or in part of authorized but unissued Shares, treasury Shares or Shares purchased on the open market or otherwise.

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4.3.	Award Limits

4.3.1.	Incentive Stock Options

Subject to adjustment under Section 15, 4,850,000 Shares available for issuance under the Plan shall be available for issuance as Incentive Stock Options.